Exhibit 3.16

LIMITED LIABILITY COMPANY AGREEMENT

OF

CHRYSLER GROUP SERVICE CONTRACTS LLC

This Limited Liability Company Agreement (this “Agreement”) of CHRYSLER GROUP SERVICE CONTRACTS LLC, a Delaware limited liability company, is entered into effective as of September 24, 2009 by its sole member, Chrysler Group LLC, a Delaware limited liability company (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”).

1. Name. The name of the limited liability company governed hereby is “Chrysler Group Service Contracts LLC” (the “Company”).

2. Certificates. Byron C. Babbish, as an authorized person within the meaning of the Act, has executed, delivered and filed the the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the execution of this Agreement, the Member and each of the Directors and Officers (each as defined below) shall thereafter be designated as an authorized person within the meaning of the Act. A Director or Officer (as hereinafter defined) shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

4. Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board of Directors pursuant to this Agreement, including Section 14.

5. Principal Business Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, 1000 Chrysler Drive, Auburn Hills, Michigan or such other place or places as may hereafter be determined by the Board of Directors.

6. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are: Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

8. Member. The name and the mailing address of the initial Member is as follows:

Name	Address
Chrysler Group LLC	1000 Chrysler Drive Auburn Hills, Michigan 48326

The percentage Membership Interest held by the Member is set forth on Schedule A attached hereto, which may be amended from time to time to reflect the Membership Interest outstanding at any time. The Membership Interest may be represented by a Certificate Evidencing Membership Interest, a form of which is set forth as Schedule B attached hereto.

9. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue in existence in perpetuity until the Company is dissolved in accordance with Section 21 of this Agreement.

10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Officer, employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

11. Capital Contributions. The Member is deemed admitted as the sole Member of the Company upon its execution and delivery of this Agreement. The Member is not required to make any initial contribution to the Company.

12. Additional Contributions. The Member is not required to make additional capital contributions to the Company.

13. Allocations and Distributions.

(a) Allocations of Profit and Loss. All items of income, gain, loss, deduction and credit shall be allocated among the Member in accordance with its Percentage Interest (as indicated on Schedule A attached hereto).

(b) Distributions. Distributions shall be made to the Member at such times and in such amounts as the Board of Directors shall determine. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

14. Management by Board of Directors. The Company will have a Board of Directors (the “Board of Directors”) consisting of one or more directors (each, a “Director”) who will be elected by the Member, and who will constitute “Managers” within the meaning of the

Act. A Director will serve until he or she resigns or is removed by the Member, with or without cause. Except as expressly set forth herein, the management, control and operation of the Company will be vested exclusively in the Board of Directors, and the Board of Directors will have full power and authority and absolute discretion to do all things deemed necessary or desirable by it to conduct the business of the Company; provided however, that the consent of the Member will be required to approve the following: (i) dissolution of the Company; (ii) merger or conversion involving the Company; (iii) Transfer of all or substantially all of the assets of the Company; (iv) the admission of a new member; and (v) amendment of the Certificate of Formation of the Company or this Agreement. A majority of the number of Directors will constitute a quorum for the transaction of business at a meeting of the Board of Directors. Unless a greater vote is required by the Act or this Agreement, the affirmative vote or consent of a majority of the Directors present at a meeting at which a quorum is present is necessary to approve a matter or authorize an action. Any action permitted or required by the Act or this Agreement to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a written consent, that sets forth the action to be taken, is signed by the Board of Directors or such committee, whichever the case may be. The Board of Directors will keep minutes of its meetings and will remain an active Board of Directors consisting of the appointed Directors thereof until otherwise directed or reconstituted by the Member.

15. Officers. The Board of Directors or the Member may, from time to time as it deems advisable, appoint one or more officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Unless the Board of Directors or Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation to the Board of Directors pursuant to this Section 15 may be revoked at any time by the Member. The Board of Directors or the Member, by written resolution adopted at a meeting or by written consent in lieu of a meeting, may remove (with or without cause) or replace any Officer as it deems necessary or appropriate. An Officer will serve until he or she resigns or is removed by the Board of Directors or the Member. At all times, the actions of the Officers will be subject to the review, delegation, redetermination, direction, and control of the Board of Directors and/or the Member.

16. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

17. Exculpation and Indemnification. Neither the Member nor any Director or Officer (each an “Indemnified Party”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct. To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof. Any repeal or modification of this Section 17 shall not impair or otherwise affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. This Section 17 shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition. There shall be a rebuttable presumption that a claimant under this Section 17 is entitled to such indemnification and the Company shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

18. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

19. Termination of Membership. Subject to Section 21, the termination, dissolution, death, bankruptcy or adjudicated incompetency of a Member shall not cause a dissolution of the Company, but the rights of such Member to share in the allocations and distributions, to assign its interest in the Company pursuant to Section 20 and to vote on any matter on which the Member have the right to vote shall, on the happening of such an event, devolve on its legal representative for the purpose of settling its estate or administering its property.

20. Assignments. A Member may not transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest without the prior written consent of the other Members, if any.

21. Dissolution and Winding Up.

(a) Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member (in addition to approval of such dissolution by the Board of Directors), (ii) the death, disability, bankruptcy or withdrawal of the last remaining Member and (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) Winding Up. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

22. Elections. The Board of Directors shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns.

23. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

25. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

26. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

MEMBER: CHRYSLER GROUP LLC

By:	/s/ Byron C. Babbish
Name:	Byron C. Babbish
Title:	Assistant Secretary

SCHEDULE A

Name	Percentage Interest
Chrysler Group LLC	100%

SCHEDULE B

[FORM OF] CERTIFICATE EVIDENCING MEMBERSHIP INTERESTS OF

CHRYSLER GROUP SERVICE CONTRACTS LLC

Membership Interest Percentage	Certificate Number
[ ]	[ ]

This certifies that [            ] is the registered holder of 100% Membership Interest of Chrysler Group Service Contracts LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”).

TRANSFER OF THE MEMBERSHIP INTEREST IS SUBJECT TO RESTRICTIONS AND OTHER TERMS AND CONDITIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF [            ] , AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH ARE ON FILE WITH THE COMPANY, AND NO PROPOSED TRANSFER, BY PLEDGE OR OTHERWISE, MAY BE EFFECTED OTHER THAN AS EXPRESSLY PERMITTED BY SUCH AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

This Certificate and the Membership Interest represented hereby are issued and shall in all respects be subject to the terms and provisions of the Agreement. The Company will furnish without charge to each Membership Interest holder who so requests a copy of the Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized representative as of             , 200_.

CHRYSLER GROUP SERVICE CONTRACTS LLC

By:
Name: Title:

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTEREST

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto [insert name of transferee and its social security or tax payer identification number], [social seucrity] [taxpayer identification number] #:             , the following specified percentage of limited liability company interests in the Company: [            ] percent ([            ]%) effective as of the date below, and irrevocably constitutes and appoints [insert name of attorney-in-fact] and its authorized members, managers, officers or other agents, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:	[Name of Transferor]

By:
Name: Title:

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